EXHIBIT 2


            FILED
     IN THE OFFICE OF THE                          CERTIFICATE OF AMENDMENT
  SECRETARY OF STATE OF THE
       STATE OF NEVADA                       TO THE ARTICLES OF INCORPORATION OF
         MAY 07, 1999
      NO. C17836-95                             THIRD MILLENIUM SOFTWARE CORP.
          ---------
         DEAN HELLER
DEAN HELLER, SECRETARY OF STATE


         The undersigned certify that, pursuant to the provisions of the Nevada Revised Statutes, the stockholders of THIRD MILLENIUM SOFTWARE CORP., a Nevada corporation, adopted the following resolutions to amend its articles of incorporation May 6, 1999:

1. All of the directors consented in writing to the following resolution dated May 6, 1999:

     "RESOLVED that the secretary of the Corporation is directed to obtain from the stockholders owning at least a majority of the voting power of the outstanding stock of the Corporation their written consent to the amendment of article one of the articles of incorporation to change the name of the corporation from THIRD MILLENIUM SOFTWARE CORP. to BIDHIT.COM, INC."

2. A majority of the stockholders holding 52% of the common shares outstanding of Third Millenium Software Corp. consented in writing to the following resolution dated May 6, 1999:

     RESOLVED that the Corporation's articles of incorporation be amended as follows:

     "1.  The name of the corporation is

                                BIDHIT.COM, INC.

Dated this 6th day of May, 1999.

THIRD MILLENIUM SOFTWARE CORP.



/s/ Jason John
-----------------------------------
Jason John, President and Secretary

City of  Vancouver,  Province of British
Columbia,  Canada

This instrument was acknowledged before me on May 6th, 1999 by JASON JOHN, as
President as designated to sign this certificate of THIRD MILLENIUM SOFTWARE
CORP.

/s/ Jeffrey G. Sheremeta
----------------------------------------
Notary Public

     JEFFREY G. SHEREMETA
    BARRISTER & SOLICITOR
SUITE 430, 1090 WEST PENDER STREET
   VANCOUVER, B.C. V6E 2N7
     TEL: (604) 664-0523

            FILED
     IN THE OFFICE OF THE                    CERTIFICATE AMENDING ARTICLES OF IN
  SECRETARY OF STATE OF THE
       STATE OF NEVADA                                            OF
         JAN 05, 1998
      NO. C17836-95                                PAINTED DESERT FARMS, INC
      -------------
         DEAN HELLER                                  A NEVADA CORPORATION
DEAN HELLER, SECRETARY OF STATE

         The undersigned, being the President and the Secretary of PAINTED DESERT FARMS, INC. a Nevada corporation, hereby certify that by majority vote of the Stockholders at a Special Meeting of Stockhoolders held on Decemnber 15, 1997, it was agreed by unanimous vote that this CERTIFICATE AMENDING ARTICLES OF INCORPORATION be filed.

         The undersigned further certify that the original Articles of Incorporation of PAINTED DESERT FARMS, INC. were filed with the Secretary of State of Nevada on the 13th day of October 1995. The undersigned further certify that ARTICLE ONE of the Articles of Incorporation filed on the 13th day of October, herein is amended to read as follows:

         "The name of the corporation is THIRD MILLENIUM SOFTWARE CORP"

         The undersigned hereby certify that they have executed this Certificate Amending the Article of Incorporation heretofore filed with the Secretary of State of Nevada.

DATED this 19th day of December 1997
                                                                  /s/ JIM ANDREWS
Sworn before me in the City of Kelowna,                           --------------------------------
Province of British Columbia, this 23                             JIM ANDREWS, President
day of December 1997

/s/ ????????
------------------------------------------------------
??????? 102 ?????? Hwy. 97 N. Kelowna, B.C.                       --------------------------------
Notary Public and For The Province of British Columbia            ROBERT REELEDER, Secretary




PERMANENT COMMISSION

            FILED
     IN THE OFFICE OF THE                          ARTICLE OF INCORPORATION
  SECRETARY OF STATE OF THE
       STATE OF NEVADA                                        OF
        OCT 13, 1995
      NO. C17836-95                                 PAINTED DESERT FARMS, INC.



Know all men by these present;

That the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the provisions of Nevada Revised Statutes 78.010. to Nevada Revised Statutes 78.090 inclusive, as amended, and certify that;

1. The name of this corporaton is:

                           Painted Desert Farms, Inc.

2. Offices for the transaction of any business of the Corporation, and where meetings of the Board of Directors and of Stockholders may be held, may be established and maintained in any part of the State of Nevada, or in any other state, territory, or possession of the United States.

3.   The nature of the business is to engage in any lawful activity.

4. The Capital Stock shall consist of 50,000,000 shares of common stock, $0.001 par value.

5. The members of the governing board of the corporation shall be styled directors, of which there shall be no less than 1. The Directors of this corporation need not be stockholders. The first Board of Directors is:
     Carrie Cooper Thurman, whose address is 7555 La Madre Way, Las Vegas, NV 89129.

6.   This corporation shall have perpetual existence.

7. The name and address of each of the incorporators signing these Articles of Incorporation are as follows: Carrie Cooper Thurman, whose address is 7555 La Madre Way, Las Vegas, NV 89129.

8. This Corporation shall have a president, a secretary, a treasurer, and resident agent, to be chosen by the Board of Directors, any person may hold two or more offices.

9. The resident agent of this Corporation shall be Carrie Cooper Thurman, 7555 La Madre Way, Las Vegas, NV 89129.

10. The Capital Stock of the corporation, after the fixed consideration thereof has been paid or performed, shall not be subject to assessment, and the individual liable for the debts and liabilities of the Corporation, and the Articles of Incorporation shall never be amended as the aforesaid provisions.

11. No director or officer of the corporation shall be personally liable to the corporation of any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation  of law,  or the payment of  dividends  in  violation  of Section
     78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article of the Stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of officer of the Corporation for acts or omissions prior to such repeal or modification.

I, undersigned, being the incorporator herein above named for the purpose of forming a corporation pursuant to the general corporation law of the State of Nevada, do make and file these Aricles of Incorporation, hereby declaring and certifying that the facts within stated are true, and accordingly have hereunto set my hand this 2 day of Oct, 1995.


                                             /s/ Carrie Cooper Thurman
                                             -------------------------
                                             Carrie Cooper Thurman
                                             7555 La Madre Way
                                             Law Vegas, NV 89129


State of NEVADA       )
                      )ss
County of CLARK       )

On 10/2/95, personally appeared before me, a notary public, personally known to me to be the person whose name is subscribed to the above instrument who acknowledged that he/she executed the instrument.

              NETTA GIRARD
              Notary Public                  /s/ Netta Girard
[LOGO]       State of Nevada                 -------------------------
              Clark County                   Signature
  My Appointment Expires Nov. 5, 1997

            FILED
     IN THE OFFICE OF THE           CERTIFICATE OF ACCEPTANCE OF APPOINTMENT
  SECRETARY OF STATE OF THE
       STATE OF NEVADA                         BY RESIDENT AGENT
        OCT 13, 1995
      NO. C17836-95


In the matter of Painted Desert Farms, Inc., I, Carrie Cooper Thurman, with address at: 7555 La Madre Way, City of LAS VEGAS, County of CLARK, State of NEVADA 89129, hereby accept appointment as Resident Agent of the above-entitled corporation in accordance with NRS 78.090.

FURTHERMORE, that the principal office in this State is located at 7555 La Madre Way, City of LAS VEGAS, County of CLARK, State of NEVADA 89129.

IN WITNESS WHEREOF, I have hereunto set my hand this 2 day of October, 1995.


                                              /s/ Carrie Cooper Thurman
                                              -------------------------
                                              RESIDENT AGENT




         NRS 78.090 Except any period of vacancy described in NRS 78.097, every corporation shall have a resident agent, who may wither a natural person or a corporation, resident or located in this state, in charge of its principal office. The resident agent may be any bank or banking corporation, or other corporation, located and doing business in this state...The certificate of acceptance must be filed at the time of the initial filing of the corporate papers.

                                AMENDMENT TO THE
                                    BY-LAWS
                                       OF
                           PAINTED DESERT FARMS, INC.

A Special Meeting of the Shareholders was held on January 17, 1997, at which the following Amendment was duly presented and passed by the shareholders, pursuant
Article VII, Section 1, Amendment of Bylaws.

                                   ARTICLE IV
                                 CAPITAL STOCK

Section 7 - A unanimous vote by the shareholders shall be required to reverse split the stock of the corporation for the period beginning January 17, 1997, and ending January 17, 1998. Furthermore, that preceding amendment shall only be amended by a unanimous vote of shareholders and Board of Directors. This supercedes the provisions provided in Article VII, Section 1, Amendment of Bylaws.


                                              /s/ William Ted Thurman
                                              -----------------------
                                              William "Ted" Thurman
                                              Secretary


ATTEST:


/s/ William Ted Thurman
-----------------------
William "Ted" Thurman
Director


/s/ Carrie Cooper Thurman
-------------------------
Carrie Cooper Thurman
Director